Exhibit 11.1


                                   DSP GROUP, INC.
                    STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                        (in thousands, except per share data)


                                                 Three Months
                                               Ended March 31,
                                         ---------------------------
                                            1997             1996
                                           -------          -------

Net income                                 $2,016             $ 574
                                           -------          -------
                                           -------          -------
PRIMARY:
Computation of weighted average
 common and common equivalent
 shares outstanding:

    Weighted average common shares
      outstanding                           9,559             9,459
    Common equivalent shares from
      stock options and warrants              127                76
                                           -------          -------
Shares used in per share computation        9,686             9,535
                                           -------          -------
                                           -------          -------
Net income per share                         $.21              $.06
                                           -------          -------
                                           -------          -------

FULLY DILUTED:
Computation of weighted average
  common and common equivalent
  shares outstanding:

    Weighted average common shares
      outstanding                           9,559             9,459
    Common equivalent shares from
      stock options and warrants              127               113
                                           -------          -------
Shares used in per share computation        9,686             9,572
                                           -------          -------
                                           -------          -------
Net income per share                         $.21              $.06
                                           -------          -------
                                           -------          -------